UNITED STATES SECURITIES AND EXCHANGE COMMISSION
FORM 8-K (SECOND AMENDED) CURRENT REPORT

Filed with the U. S. Securities and Exchange Commission
Pursuant to the Registrant's Obligations under Section 13a-11 of the Securities Exchange Act of 1934

For the Period Ended: July 2, 2004

(Date of Earliest Transaction Associated with
Events Disclosed in this Report: July 2, 2004)

Filing Date of this Report: July 19, 2007

CARTOON ACQUISITION, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50411	20-0269287
(State of Incorporation)	(Commission File Number)	(Federal Employer I.D. No.)

None
(Street Address of Principal Executive Office)

Mailing Address:
c/o Hudson Companies Group Operations
Post Office Box 202
Wyoming, New York 14591-0202

(585) 495-6914
(Registrant’s Telephone Number Including Area Code)
Telecopier (585) 495-6914

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K (Second Amended) Current Report for Period Ended July 2, 2004, Page 1 of 5

INTRODUCTORY EXPLANATION.

     This is the second amendment dated July 19, 2007 to a current report filed on Form 8-K dated July 2, 2004 (the "Second Amended Report") by Cartoon Acquisition, Inc., a United States corporation organized under the laws of the State of Delaware (hereinafter referred to as "we," "us," or "our"), with the U. S. Securities and Exchange Commission (the "Commission"), and is intended to provide additional information that was unintentionally omitted from the original report and/or from the first amendment thereto, relating to the dismissal of Berger, Apple & Associates, Ltd., of Beachwood, Ohio. (This Second Amended Report may contain certain references to "you," "your," or "yours," each of which refers to our shareholders, our prospective investors, and/or the public-at-large, respective to the application and respective to the context of any such phraseology.)

     With the exception of the contents of any section, item, or exhibit to the contrary indicated, the Registrant considers the remaining information in this Second Amended Report to be "filed" pursuant to Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). (Similarly, any reference to the term "filed," if not associated with any other object, refers to the filing of any given document with the Commission.)

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS.

ITEM 4.01. CHANGES TO REGISTRANT'S CERTIFYING ACCOUNTANT.

     We are providing the information set forth in this Second Amended Report to supplement information that we previously reported to the Commission.

     On July 12, 2007, we previously reported certain information associated with the dismissal of one of our former principal accountants; namely, Berger, Apple & Associates, Ltd., of Beachwood, Ohio ("Berger Apple"), which only served as our principal certifying accountant during our formation and organization and that only provided us with audited financial statements for inclusion in our original registration statement on Form 10-SB. In brief, Berger Apple was not a Public Company Accounting Oversight Board ("PCAOB") qualified accountant at the time, and, thus, we would have operated in a manner contradictory to the Commission's rules and regulations should we have continued to engage them.

     Under the original report, dated July 2, 2004 and filed on July 8, 2004, and under the second amendment, dated July 2, 2004 and filed on July 12, 2007, we reported certain events (a) that led to Berger Apple's dismissal, (b) as to the existence of certain inconsistencies associated with our initial disclosure, as amended, as to Berger Apple's dismissal and (c) as to the disclosure of certain other matters associated with the reason we filed the first amendment.

     To be disclosed in respect of the dismissal of any principal certifying accountant engaged by us, we are obligated to comply with the notification requirement set forth in Item 304(a)(3) of Regulation S-B. In that regard, we are obligated to address a letter to the accountant who or which is subject to dismissal, or that has resigned or refused to stand for reelection, by offering him or it the opportunity to respond to our disclosures on Form 8-K and to request that any

Form 8-K (Second Amended) Current Report for Period Ended July 2, 2004, Page 2 of 5

such principal certifying accountant notify the Commission of its determination in view of the information we reported to the Commission.

     In the case of Berger Apple's original dismissal, that we previously reported on July 2, 2004 on Form 8-K, we did not provide the Commission with evidence of this Item 304(a)(3) notification to Berger Apple.

     Following an exhaustive research of our corporate books and records, we were unable to locate the original, or first, Item 304(a)(3) notification to Berger Apple. However, following a change in our control on January 25, 2005, our new President and Board of Directors determined that the evidence of Berger Apple's dismissal was imperfect, and, therefore, our then newly-elected President requested evidence of Berger Apple's dismissal and, concurrently, provided Berger Apple with a letter, the form of which conformed to the required Item 304(a)(3) notification. (A facsimile of our Item 304(a)(3) notification dated May 27, 2005 is annexed as Exhibit 16.2 hereto and made a part hereof by reference thereto.) It should be noted: As the result of our "second" request of May 27, 2005 for Berger Apple's reply required by Item 304(a)(3), we received a "second" resignation from Berger Apple, a facsimile of which we are annexing as Exhibit 99.1 hereto.

     In any event, notwithstanding the events that transpired in the day, Berger Apple did provide its Item 304(a)(3) reply in regard to our statements in our original, unamended report on Form 8-K. (We are including a reproduction of Berger Apple's letter to the Commission dated July 6, 2004 as Exhibit 16.1 hereof, which we are making a part hereof by reference thereto.)

     Lastly, in conclusion of our further investigation of this matter and of our subsequent review of the reports we previously filed in this regard, specifically, that of our first amendment of the original Form 8-K, we determined that we were incorrect in stating the following paragraph in the first amendment, as follows:

"The readers hereof should note: Because this First Amended Report is being filed to clarify certain inconsistencies with events that were previously reported to the Commission, no notice to Berger Apple by the Registrant under Item 304(a)(3) is required. However, as a courtesy to Berger Apple, the Registrant is mailing a copy of this First Amended Report to it on the date this Report is filed with the Commission. Of course, should Berger Apple offer any comments in this regard, the Registrant will disclose such comments, if any, to the Commission and to the public."

Thus, we further amend the subject report, as amended, to delete any reference to the aforementioned paragraph, as we are providing (the only available facsimile) of our letter required by Item 304(a)(3) of Regulation S-B, and, of Berger Apple's initial reply to the Commission following its review of the original, unamended Form 8-K report, for your review. However, we will mail a copy of this Second Amended Report and its exhibits to Berger Apple for its review, and, if necessary, we will receive and disclose any comment or comments we receive from them in this regard.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Form 8-K (Second Amended) Current Report for Period Ended July 2, 2004, Page 3 of 5

D. Exhibits.

     We deem the following exhibits "filed" by us for the purposes set forth in Section 18 of the Exchange Act.

     Unless to the contrary indicated elsewhere in this Second Amended Report, each of the following exhibits is made a part hereof by its annexation hereto:

Exhibit No.	Description of Exhibit

16.1	(Reproduction of) Berger Apple's Letter to the Commission dated July 6, 2004

16.2	(Facsimile of) Obligatory Letter under Item 304(a)(3) to Berger, Apple dated May 27, 2005

99.1	(Facsimile of) Berger Apple's (Second) Resignation dated June 15, 2005

FURTHER UNDERTAKINGS.

     For the events that occurred for the period-ended and stated hereon, we further agree (a) to timely file an amendment or amendments that reflect a change or changes in the facts or events that, individually or collectively, represent a fundamental change in the information contained in this Second Amended Report for the period in question, and (b) to include any other information that may be pertinent to the events described in this Second Amended Report and obtained by us on a date beyond the date of this Second Amended Report.

AVAILABLE INFORMATION.

     We are subject to the reporting requirements of section 13(a) of the Exchange Act, and, in accordance therewith, we are obligated to file quarterly, periodic, annual, and transitional reports, and other information with the Commission, and, we are obligated to deliver copies of certain reports and filings by mail to our shareholders and to certain other parties, as required by U. S. Federal securities rules and regulations. The public may view, read, or make copies of all of our existing reports, proxy statements, and other documents filed with the Commission at the Commission's Public Reference Room, which is located at 100 F Street, Northeast, Washington, D. C. 20549. Copies of said materials may also be obtained at from the Commission's Web site, the address of which is http://www.sec.gov, or by telephoning the Commission at 1-800-SEC-0330.

     We will permit our shareholders to ask questions of, and receive answers from, us concerning any aspect of the information contained in this Second Amended Report, and, if necessary, to obtain additional information, to the extent we possess such information or to the extent we can acquire such information without unreasonable effort or unreasonable expense. We request that our shareholders contact us by mail, to our mailing address, which is listed on the cover of this

Form 8-K (Second Amended) Current Report for Period Ended July 2, 2004, Page 4 of 5

Second Amended Report. As of the date of this Second Amended Report, we do not publish or maintain a website.

Notice: Intentional Misstatements or Omissions of Fact Constitute (U. S.) Federal criminal violations under 18 U. S. C. 1001.

SIGNATURES.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Second Amended Report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: July 19, 2007.
By Order of the Board of Directors of Cartoon Acquisition, Inc.:

Randolph S. Hudson
President and Chief Executive Officer

(This Report Does Not Require Certifications by Our Principal Executive Officer and/or Our Principal Financial Officer.)

Form 8-K (Second Amended) Current Report for Period Ended July 2, 2004, Page 5 of 5